ALLEGION REPORTS THIRD-QUARTER 2019 FINANCIAL RESULTS: DELIVERS ITS HIGHEST QUARTERLY REVENUE, OPERATING MARGIN, EARNINGS PER SHARE

•	Third-quarter 2019 net earnings per share (EPS) of $1.40, compared with 2018 EPS of $1.21; Adjusted 2019 EPS of $1.47, up 19.5 percent compared with 2018 adjusted EPS of $1.23

•	Third-quarter 2019 revenues of $748.3 million, up 5.2 percent compared to 2018 and up 6.4 percent on an organic basis

•
Third-quarter 2019 operating margin of 22.5 percent, compared with 2018 operating margin of 20 percent; Adjusted operating margin of 23.1 percent, increased 220 basis points compared with 2018 adjusted operating margin of 20.9 percent

•	Affirming outlook for 2019 full-year revenue growth at a range of 4.5 to 5.5 percent on both a reported and organic basis

•	Tightening full-year 2019 EPS outlook to a range of $4.55 to $4.65 and adjusted EPS outlook to a range of $4.85 to $4.90

DUBLIN (Oct. 24, 2019) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported third-quarter 2019 net revenues of $748.3 million and net earnings of $131.6 million, or $1.40 per share. Excluding charges related to restructuring, acquisitions and debt refinancing, adjusted net earnings were $138.3 million, or $1.47 per share, up 19.5 percent when compared with third-quarter 2018 adjusted EPS of $1.23.

Third-quarter 2019 net revenues increased 5.2 percent when compared to the prior-year period (up 6.4 percent on an organic basis). Reported revenues reflect strong pricing and volume that more than offset foreign currency impacts.

Third-quarter 2019 operating income was $168.1 million, an increase of $25.8 million or 18.1 percent compared to 2018. Adjusted operating income in third-quarter 2019 was $173 million, an increase of $24 million or 16.1 percent compared to 2018.

Third-quarter 2019 operating margin was 22.5 percent, compared with 20 percent in 2018. The adjusted operating margin in third-quarter 2019 was 23.1 percent, compared with 20.9 percent in 2018. The 23.1 percent margin represents the highest quarterly adjusted operating margin since the company’s spin. The 220-basis-point increase in adjusted operating margin is attributable to strong price realization, volume leverage and productivity, offsetting a combination of inflation, currency pressures and investment spending.

“I am extremely pleased with our third-quarter performance,” said David D. Petratis, Allegion chairman, president and CEO. “Allegion delivered its highest quarterly operating margin since spin, with a robust 220-basis-point margin expansion. Our ability to execute price and productivity actions, combined with solid volume leverage, drove the increase in year-over-year margins.

“Top-line organic growth was strong, particularly in the Americas and EMEIA regions. In the Americas, we see healthy fundamentals, especially in non-residential end markets, while currency pressures continue to impact total growth in the EMEIA and Asia-Pacific regions.”

The Americas segment revenues increased 7.1 percent (up 7.2 percent on an organic basis). High-single-digit revenue growth in both the non-residential and residential businesses was driven by substantial volume and price realization.

The EMEIA segment revenues were up 2.5 percent (up 6.9 percent on an organic basis), reflecting strong volume and price increases partially offset by unfavorable currency effects.

The Asia-Pacific segment revenues declined 9.1 percent (down 4.8 percent on an organic basis). The revenue change in the quarter was the result of unfavorable currency impacts along with the organic revenue decline. The drop in organic revenue was driven by market weakness in Australia, particularly in residential end markets, along with a $1.5 million transfer of revenue previously managed in the Asia-Pacific region that’s now managed in the Americas and EMEIA regions.

Additional Items
Interest expense for third-quarter 2019 was $15.6 million, up from $14 million for third-quarter 2018. The year-over-year increase is attributable to charges related to the debt refinancing that was completed during the quarter.

Other expense net for third-quarter 2019 was $2.0 million, compared to other income net of $1.9 million in the same period of 2018.

The company’s effective tax rate for third-quarter 2019 was 12.5 percent, compared with 10.8 percent in 2018. The company’s adjusted effective tax rate for third-quarter 2019 was 12.4 percent, compared with 13.8 percent in 2018.

Cash Flow and Liquidity
Year-to-date 2019 available cash flow was $230 million, an increase of $1.4 million versus the prior year. The year-over-year increase in available cash flow is primarily due to increased earnings offset by increased capital expenditures.

The company ended third-quarter 2019 with cash and cash equivalents of $232.9 million, as well as total debt of $1,427.1 million.

Share Repurchase
During third-quarter 2019, the company repurchased approximately 0.5 million shares for approximately $46.1 million under its previously authorized share-repurchase program approved by the company's board of directors in February 2017.

2019 Outlook
The company is affirming its full-year 2019 revenue outlook for total and organic growth to a range of 4.5 to 5.5 percent compared to 2018.

The company is tightening its full-year 2019 outlook for reported EPS to a range of $4.55 to $4.65 and tightening adjusted EPS to a range of $4.85 to $4.90. Adjustments to 2019 EPS include estimated impacts for restructuring as well as the impact of acquisition and integration activities. The outlook updates investment spend to a range of $0.11 to $0.13 per share; updates the full-year adjusted effective tax rate to approximately 15.5 percent; and updates average diluted share count for the full year to approximately 94.3 million shares, inclusive of estimated share repurchases in the fourth quarter.

The company is affirming its full-year available cash flow outlook of approximately $410 to $430 million.

Conference Call Information
On Thursday, Oct. 24, 2019, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.

About Allegion
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and other institutions. Allegion had $2.7 billion in revenue in 2018, and sells products in almost 130 countries.
For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding the company's 2019 financial performance, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases, or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including those relating to any statements concerning expected development, performance, or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2018, Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and Sept. 30, 2019, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Net revenues	$748.3	$711.5	$2,134.5	$2,029.3
Cost of goods sold	412.8	402.1	1,201.4	1,156.5
Gross profit	335.5	309.4	933.1	872.8

Selling and administrative expenses	167.4	167.1	511.3	488.4
Operating income	168.1	142.3	421.8	384.4

Interest expense	15.6	14.0	42.7	40.3
Other expense (income), net	2.0	(1.9)	1.6	(3.9)
Earnings before income taxes	150.5	130.2	377.5	348.0

Provision for income taxes	18.8	14.1	56.1	45.5

Net earnings	131.7	116.1	321.4	302.5

Less: Net earnings attributable to noncontrolling interests	0.1	0.1	0.3	0.4

Net earnings attributable to Allegion plc	$131.6	$116.0	$321.1	$302.1

Basic earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$1.41	$1.22	$3.42	$3.18

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:
Net earnings	$1.40	$1.21	$3.40	$3.15

Shares outstanding - basic	93.3	95.1	93.8	95.1
Shares outstanding - diluted	94.0	95.8	94.5	95.8

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$232.9	$283.8
Restricted cash	3.4	6.8
Accounts and notes receivables, net	367.5	324.9
Inventories	293.9	280.3
Other current assets	32.5	35.0
Assets held for sale	2.9	0.8
Total current assets	933.1	931.6
Property, plant and equipment, net	281.9	276.7
Goodwill	860.4	883.0
Intangible assets, net	511.7	547.1
Other noncurrent assets	278.3	171.8
Total assets	$2,865.4	$2,810.2

LIABILITIES AND EQUITY
Accounts payable	$208.8	$235.0
Accrued expenses and other current liabilities	282.3	250.5
Short-term borrowings and current maturities of long-term debt	0.1	35.3
Total current liabilities	491.2	520.8
Long-term debt	1,427.0	1,409.5
Other noncurrent liabilities	260.0	225.9
Equity	687.2	654.0
Total liabilities and equity	$2,865.4	$2,810.2

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Nine months ended September 30,
	2019	2018
Operating Activities
Net earnings	$321.4	$302.5
Depreciation and amortization	62.6	65.8
Changes in assets and liabilities and other non-cash items	(104.6)	(107.9)
Net cash provided by operating activities	279.4	260.4

Investing Activities
Capital expenditures	(49.4)	(31.8)
Acquisition of and equity investments in businesses, net of cash acquired	(4.6)	(375.8)
Other investing activities, net	(2.0)	(1.1)
Net cash used in investing activities	(56.0)	(408.7)

Financing Activities
Debt repayments, net	(18.0)	(27.4)
Debt issuance costs	(3.0)	—
Dividends paid to ordinary shareholders	(75.5)	(59.6)
Repurchase of ordinary shares	(179.7)	(30.0)
Other financing activities, net	1.8	0.1
Net cash used in financing activities	(274.4)	(116.9)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3.3)	(4.5)
Net decrease in cash, cash equivalents and restricted cash	(54.3)	(269.7)
Cash, cash equivalents and restricted cash - beginning of period	290.6	466.2
Cash, cash equivalents and restricted cash - end of period	$236.3	$196.5

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net revenues
Americas	$567.8	$530.1	$1,588.2	$1,495.9
EMEIA	137.8	134.4	422.9	432.5
Asia Pacific	42.7	47.0	123.4	100.9
Total net revenues	$748.3	$711.5	$2,134.5	$2,029.3

Operating income (loss)
Americas	$175.6	$153.8	$457.7	$415.5
EMEIA	7.5	7.6	19.9	27.3
Asia Pacific	4.1	1.5	3.9	0.8
Corporate unallocated	(19.1)	(20.6)	(59.7)	(59.2)
Total operating income	$168.1	$142.3	$421.8	$384.4

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:

•
Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill impairment charges, restructuring charges, asset impairments, acquisition and integration costs, debt refinancing costs, amounts related to U.S. Tax Reform (2018 only) and charges related to the divestiture of businesses;

•	Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and

•	Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(in millions, except per share data)

	Three months ended September 30, 2019				Three months ended September 30, 2018
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$748.3	$—		$748.3	$711.5	$—		$711.5

Operating income	168.1	4.9	(1)	173.0	142.3	6.7	(1)	149.0
Operating margin	22.5%			23.1%	20.0%			20.9%

Earnings before income taxes	150.5	7.5	(2)	158.0	130.2	6.7	(2)	136.9
Provision for income taxes	18.8	0.8	(3)	19.6	14.1	4.8	(3)	18.9
Effective income tax rate	12.5%			12.4%	10.8%			13.8%
Net earnings	131.7	6.7		138.4	116.1	1.9		118.0

Non-controlling interests	0.1	—		0.1	0.1	—		0.1

Net earnings attributable to Allegion plc	$131.6	$6.7		$138.3	$116.0	$1.9		$117.9

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$1.40	$0.07		$1.47	$1.21	$0.02		$1.23

(1)
Adjustments to operating income for the three months ended September 30, 2019 and 2018, consist of $4.9 million and $6.7 million of restructuring charges and acquisition and integration expenses, respectively.

(2)
Adjustments to earnings before income taxes for the three months ended September 30, 2019 consist of the adjustments to operating income discussed above and $2.6 million of debt refinancing costs. Adjustments to earnings before income taxes for the three months ended September 30, 2018 consist of the adjustments to operating income discussed above

(3)
Adjustments to the provision for income taxes for the three months ended September 30, 2019 consist of $0.8 million of tax expense related to the excluded items discussed above. Adjustments to the provision for income taxes for the three months ended September 30, 2018 consist of $1.5 million of tax expense related to the excluded items discussed above and $3.3 million tax benefit related to an adjustment to the provisional amounts previously recognized related to the enactment of tax reform.

	Nine months ended September 30, 2019				Nine months ended September 30, 2018
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$2,134.5	$—		$2,134.5	$2,029.3	$—		$2,029.3

Operating income	421.8	20.6	(1)	442.4	384.4	18.9	(1)	403.3
Operating margin	19.8%			20.7%	18.9%			19.9%

Earnings before income taxes	377.5	23.2	(2)	400.7	348.0	18.9	(2)	366.9
Provision for income taxes	56.1	3.3	(3)	59.4	45.5	7.2	(3)	52.7
Effective income tax rate	14.9%			14.8%	13.1%			14.4%
Net earnings	321.4	19.9		341.3	302.5	11.7		314.2

Non-controlling interests	0.3	—		0.3	0.4	—		0.4

Net earnings attributable to Allegion plc	$321.1	$19.9		$341.0	$302.1	$11.7		$313.8

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$3.40	$0.21		$3.61	$3.15	$0.13		$3.28

(1)
Adjustments to operating income for the nine months ended September 30, 2019 consist of $20.6 million of restructuring charges and acquisition and integration expenses. Adjustments to operating income for the nine months ended September 30, 2018 consist of $18.9 million of restructuring charges, acquisition and integration expenses and backlog amortization related to an acquisition.

(2)
Adjustments to earnings before income taxes for the nine months ended September 30, 2019 consist of the adjustments to operating income discussed above and $2.6 million of debt refinancing costs. Adjustments to earnings before income taxes for the nine months ended September 30, 2018 consist of the adjustments to operating income discussed above

(3)
Adjustments to the provision for income taxes for the nine months ended September 30, 2019 consist of $3.3 million of tax expense related to the excluded items discussed above. Adjustments to the provision for income taxes for the nine months ended September 30, 2018 consist of $3.9 million of tax expense related to the excluded items discussed above and $3.3 million tax benefit related to an adjustment to the provisional amounts previously recognized related to the enactment of tax reform.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(in millions)

	Three months ended September 30, 2019		Three months ended September 30, 2018
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$567.8		$530.1

Operating income (GAAP)	$175.6	30.9%	$153.8	29.0%
Acquisition and integration costs	—	—%	0.5	0.1%
Adjusted operating income	175.6	30.9%	154.3	29.1%
Depreciation and amortization	8.5	1.5%	9.0	1.7%
Adjusted EBITDA	$184.1	32.4%	$163.3	30.8%

EMEIA
Net revenues (GAAP)	$137.8		$134.4

Operating income (GAAP)	$7.5	5.4%	$7.6	5.7%
Restructuring charges	4.5	3.3%	2.2	1.6%
Acquisition and integration costs	—	—%	0.4	0.3%
Adjusted operating income	12.0	8.7%	10.2	7.6%
Depreciation and amortization	8.3	6.0%	8.0	6.0%
Adjusted EBITDA	$20.3	14.7%	$18.2	13.6%

Asia Pacific
Net revenues (GAAP)	$42.7		$47.0

Operating income (GAAP)	$4.1	9.6%	$1.5	3.2%
Restructuring charges	0.3	0.7%	0.5	1.1%
Acquisition and integration costs	—	—%	1.2	2.5%
Adjusted operating income	4.4	10.3%	3.2	6.8%
Depreciation and amortization	1.1	2.6%	1.3	2.8%
Adjusted EBITDA	$5.5	12.9%	$4.5	9.6%

Corporate
Operating loss (GAAP)	$(19.1)		$(20.6)
Acquisition and integration costs	0.1		1.9
Adjusted operating loss	(19.0)		(18.7)
Depreciation and amortization	1.1		1.0
Adjusted EBITDA	$(17.9)		$(17.7)

Total
Net revenues	$748.3		$711.5

Adjusted operating income	$173.0	23.1%	$149.0	20.9%
Depreciation and amortization	19.0	2.6%	19.3	2.7%
Adjusted EBITDA	$192.0	25.7%	$168.3	23.6%

	Nine months ended September 30, 2019		Nine months ended September 30, 2018
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$1,588.2		$1,495.9

Operating income (GAAP)	$457.7	28.8%	$415.5	27.8%
Restructuring charges	2.8	0.2%	(0.1)	—%
Acquisition and integration costs	0.6	—%	1.9	0.1%
Backlog amortization	—	—%	6.3	0.4%
Adjusted operating income	461.1	29.0%	423.6	28.3%
Depreciation and amortization	26.9	1.7%	26.8	1.8%
Adjusted EBITDA	$488.0	30.7%	$450.4	30.1%

EMEIA
Net revenues (GAAP)	$422.9		$432.5

Operating income (GAAP)	$19.9	4.7%	$27.3	6.3%
Restructuring charges	15.1	3.6%	3.2	0.7%
Acquisition and integration costs	0.1	—%	0.9	0.2%
Adjusted operating income	35.1	8.3%	31.4	7.2%
Depreciation and amortization	24.7	5.8%	24.1	5.6%
Adjusted EBITDA	$59.8	14.1%	$55.5	12.8%

Asia Pacific
Net revenues (GAAP)	$123.4		$100.9

Operating income (GAAP)	$3.9	3.2%	$0.8	0.8%
Restructuring charges	0.8	0.6%	1.0	1.0%
Acquisition and integration costs	0.8	0.6%	1.2	1.2%
Adjusted operating income	5.5	4.4%	3.0	3.0%
Depreciation and amortization	3.6	3.0%	2.7	2.6%
Adjusted EBITDA	$9.1	7.4%	$5.7	5.6%

Corporate
Operating loss (GAAP)	$(59.7)		$(59.2)
Acquisition and integration costs	0.4		4.5
Adjusted operating loss	(59.3)		(54.7)
Depreciation and amortization	3.3		3.1
Adjusted EBITDA	$(56.0)		$(51.6)

Total
Net revenues	$2,134.5		$2,029.3

Adjusted operating income	$442.4	20.7%	$403.3	19.9%
Depreciation and amortization	58.5	2.8%	56.7	2.8%
Adjusted EBITDA	$500.9	23.5%	$460.0	22.7%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA

(in millions)

	Nine months ended September 30,
	2019	2018
Net cash provided by operating activities	$279.4	$260.4
Capital expenditures	(49.4)	(31.8)
Available cash flow	$230.0	$228.6

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net earnings (GAAP)	$131.7	$116.1	$321.4	$302.5
Provision for income taxes	18.8	14.1	56.1	45.5
Interest expense	15.6	14.0	42.7	40.3
Depreciation and amortization	19.0	19.3	58.5	56.7
Backlog amortization	—	—	—	6.3
EBITDA	185.1	163.5	478.7	451.3

Other expense (income), net	2.0	(1.9)	1.6	(3.9)
Acquisition and integration costs and restructuring charges	4.9	6.7	20.6	12.6
Adjusted EBITDA	$192.0	$168.3	$500.9	$460.0

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Americas
Revenue growth (GAAP)	7.1%	16.5%	6.2%	12.4%
Acquisitions and divestitures	—%	(6.6)%	(0.4)%	(5.7)%
Currency translation effects	0.1%	0.2%	0.2%	(0.1)%
Organic growth (non-GAAP)	7.2%	10.1%	6.0%	6.6%

EMEIA
Revenue growth (GAAP)	2.5%	7.4%	(2.2)%	16.0%
Acquisitions and divestitures	—%	(5.5)%	(0.3)%	(5.6)%
Currency translation effects	4.4%	1.5%	5.8%	(6.9)%
Organic growth (non-GAAP)	6.9%	3.4%	3.3%	3.5%

Asia Pacific
Revenue growth (GAAP)	(9.1)%	61.5%	22.3%	24.6%
Acquisitions and divestitures	—%	(60.5)%	(29.0)%	(21.7)%
Currency translation effects	4.3%	4.9%	5.4%	(0.5)%
Organic growth (non-GAAP)	(4.8)%	5.9%	(1.3)%	2.4%

Total
Revenue growth (GAAP)	5.2%	16.8%	5.2%	13.7%
Acquisitions and divestitures	—%	(9.0)%	(1.8)%	(6.4)%
Currency translation effects	1.2%	0.7%	1.6%	(1.5)%
Organic growth (non-GAAP)	6.4%	8.5%	5.0%	5.8%